UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2021
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Retirement of Executive Chairman

On February 17, 2021, Belden Inc. (the “Company”) announced that its Executive Chairman, John Stroup, had informed the Company’s Board of Directors (the “Board”) of his intent to retire from the Company following the 2021 Annual Meeting of Stockholders in May 2021, and therefore would not stand for reelection to the Board. David J. Aldrich, who currently serves as the Company’s Lead Independent Director, will become the Board Chair at the time of Mr. Stroup’s retirement. The press release reflecting this announcement is included as Exhibit 99.1 to this filing and is incorporated by this reference.

CFO Transition

As previously announced by the Company, Henk Derksen has, effective on February 17, 2021, moved out of his prior role of Senior Vice President, Finance, and Chief Financial Officer. Mr. Derksen will remain with the Company for approximately one additional month to support the transition. At the time of his departure, the Board’s Compensation Committee has approved the accelerated vesting of three equity grants that would have been cancelled per their original terms. The three grants are (1) a grant of restricted stock units made on May 23, 2018; (2) a grant of performance stock units made on May 23, 2018; and (3) a grant of restricted stock units made on July 2, 2020. Otherwise, Mr. Derksen’s departure is governed by the Company’s Executive Severance Plan.

(c)    CFO Succession

Effective February 17, 2021, Jeremy Parks has been appointed to the position of Senior Vice President, Finance, and Chief Financial Officer for the Company. Mr. Parks, 45, most recently served as the Chief Financial Officer of International Wire Group from September 2020 to January 2021. From 2008 to August 2020, Mr. Parks served in roles of increasing responsibility in the Finance function of the Company, including Vice President, Finance for Enterprise Solutions in the Americas, Vice President of Corporate Financial Planning and Analysis, Corporate Treasurer, and most recently as the Vice President, Finance for the Company’s Industrial Solutions segment. Prior to Belden, Mr. Parks served in various roles at GE and BAE Systems. There are no related party transactions or family relationships to be reported in connection with Mr. Parks’ appointment.

Mr. Parks will receive an annual base salary of $490,000, will have a target under the Company’s annual cash incentive plan (“ACIP”) of 70% of base salary and will have a target under the Company’s long term incentive plan of 160% of base salary. In connection with his appointment, he is entitled to a 2020 ACIP payment of $75,000, a one-time cash payment of $175,000, a sign-on restricted stock unit grant valued at $490,000 and a monthly payment not to exceed $5,000 for accommodations in St. Louis. Mr. Parks will be a participant in the Company’s Executive Severance Plan.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

99.1	Company news release dated February 17, 2021, titled "Belden’s Executive Chairman John Stroup to Retire"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: February 17, 2021	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary

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